Exhibit 21.1
CME Group Subsidiaries

Name of Subsidiary*	Jurisdiction of Incorporation or Organization
Board of Trade of the City of Chicago, Inc.	Delaware
C-B-T Corporation	Delaware
Chicago Mercantile Exchange Inc.	Delaware
Chicago Mercantile Exchange Korea Inc.	Republic of Korea
Chicago Mercantile Exchange Luxembourg Holdings S.à.r.l.	Luxembourg
Chicago Mercantile Exchange Luxembourg S.à.r.l.	Luxembourg
CME Benchmark Europe Limited	United Kingdom
CME Clearing Europe Limited	United Kingdom
CME Consulting (Beijing) Co. Ltd.	China
CME ECM Inc.	Delaware
CME Europe Limited	United Kingdom
CME Finance Holdings Limited	United Kingdom
CME Global Marketplace Inc.	Delaware
CME Group Asia Holdings Pte.Ltd.	Singapore
CME Group Hong Kong Limited	Hong Kong
CME Group Index Services LLC	Delaware
CME Group International Market Data Limited	United Kingdom
CME Group Japan Kabushiki Kaisha	Japan
CME Group Marketing Canada Inc.	Canada
CME Group Singapore Operations Pte.Ltd.	Singapore
CME Group Strategic Investments LLC	Delaware
CME India Holdings LLC	Delaware
CME India Technology and Support Services Private Limited	India
CME Interest Earning Facility for Customer-Segregated Funds, L.L.C.	Illinois
CME Interest Earning Facility for Proprietary Funds, L.L.C.	Illinois
CME Marketing Europe Limited	United Kingdom
CME Operations Limited	United Kingdom
CME Shareholder Servicing LLC	Illinois
CME Swaps Marketplace Ltd.	United Kingdom
CME Technology and Support Services Limited	United Kingdom
CME Trade Repository Limited	United Kingdom
CME Ventures LLC	Delaware
CMEF Luxembourg S.a.r.l.	Luxembourg
CMEG Brazil 1 Participações Ltda.	Brazil
CMEG Brazil Investments 1 LLC	Delaware
CMEG Brazil Investments 2 LLC	Delaware
CMEG Foundation Services Inc.	Delaware
CMEG México, S. de R.L. de C.V.	Mexico
CMEG NYMEX Holdings Inc.	Delaware
CMEG Strategic Sdn. Bhd.	Malaysia
CMESCC Inc.	Delaware

Commodity Exchange, Inc.	New York
ConfirmHub, LLC	Delaware
Elysian Systems Limited	United Kingdom
GFX Corporation	Illinois
Globex Markets Ltd.	United Kingdom
New York Mercantile Exchange, Inc.	Delaware
Pivot, Inc.	Delaware

*Inactive subsidiaries and subsidiaries in the process of liquidation have been excluded.